UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2019

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6401 N. Eldridge Parkway
Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K that Dril-Quip, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 4, 2019.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Bird and Kumar

As previously reported, on February 26, 2019, the Board of Directors (the “Board”) of the Company approved the appointment of Jeffrey Bird, who previously served as Vice President and Chief Financial Officer of the Company, to the newly created position of Senior Vice President — Production Operations and Chief Financial Officer and the appointment of Raj Kumar as Vice President — Finance and Chief Accounting Officer, each effective February 26, 2019. In connection with such promotions, on May 14, 2019, the Board granted a restricted stock award with a grant date fair market value of $400,000 to Mr. Bird and a restricted stock award with a grant date fair market value of $100,000 to Mr. Kumar. Such restricted stock awards vest on October 28, 2021, subject to continuous employment with the Company on the vesting date and the terms and conditions set forth in the 2017 Omnibus Incentive Plan of the Company and the applicable award agreement, the form of which was approved by the Compensation Committee of the Board. The foregoing summary of such restricted stock awards and the applicable award agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of award agreement, a copy of which is filed as Exhibit 10.1 hereto.

In addition, on May 14, 2019, the Board approved an increase in Mr. Bird’s annual cash incentive target for 2019 from 95% to 100% of his base salary and an increase in Mr. Kumar’s annual cash incentive target for 2019 from 30% to 50% of his base salary, which increases shall be prorated from February 26, 2019, the date that Messrs. Bird and Kumar began serving in their new positions. Further, on May 14, 2019, the Board approved an increase in the annual base salary of Mr. Kumar from $265,500 to $285,000, effective May 14, 2019.

Kumar Employment Agreement

On May 16, 2019 (the “Effective Date”), the Company entered into an employment agreement with Mr. Kumar (the “Kumar Employment Agreement”), which has an initial term until December 8, 2019, but automatically extends for additional one-year periods. The Kumar Employment Agreement is subject to the right of the Company and Mr. Kumar to terminate his employment at any time. Pursuant to the Kumar Employment Agreement, Mr. Kumar’s annual base salary may be subject to increases (but not decreases), as determined by the Board. In addition to an annual salary, Mr. Kumar is eligible to receive an annual bonus to be determined each year in accordance with the Company’s normal bonus practices or under any annual bonus plan adopted by the Company after the Effective Date. Mr. Kumar is also entitled to paid vacation in accordance with the Company’s policies, to receive benefits consistent with other senior executives of the Company, including medical, life and disability insurance, and to participate in the Company’s incentive, savings and retirement plans on the same basis as other senior executives of the Company. If Mr. Kumar’s employment is terminated by the Company without cause (as defined in the Kumar Employment Agreement) and prior to a change of control period (as defined in the Kumar Employment Agreement), Mr. Kumar will be entitled to (i) a lump sum cash payment equal to Mr. Kumar’s base salary through the termination date together with compensation for accrued vacation time (the “Accrued Amount”), (ii) a lump sum cash payment equal to one times the annual base salary and (iii) continued medical, dental and life insurance coverage until the earlier of Mr. Kumar’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or one year.

If Mr. Kumar’s employment is terminated during a change of control period by the Company without cause or by Mr. Kumar for good reason (as defined in the Kumar Employment Agreement), Mr. Kumar will be entitled to (i) a lump sum cash payment equal to the Accrued Amount, (ii) a lump sum cash payment equal to two times Mr. Kumar’s annual base salary, (iii) a lump sum cash payment equal to a pro rata portion of the greater of the annual bonus target for the year of termination or the average annual bonus amount paid for the three most recent performance periods (as defined in the Kumar Employment Agreement), (iv) a lump sum cash payment in an amount equal to two times the greater of the annual bonus target for the year of termination or the average annual bonus amount paid for the three most recent performance periods, (v) immediate vesting of any stock options, restricted stock and performance units previously granted to Mr. Kumar and outstanding as of the time immediately prior to the date of his termination and (vi) continued medical, dental and life insurance coverage until the earlier of Mr. Kumar’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or two years.

If Mr. Kumar’s termination is with cause at any time, other than for good reason during a change of control period or due to death or disability, Mr. Kumar will be entitled to (i) a lump sum cash payment equal to the Accrued Amount and (ii) the provision of deferred compensation and other employee benefits otherwise due.

In addition, Mr. Kumar is subject to a perpetual covenant not to use or disclose the Company’s trade secrets or confidential information and, if Mr. Kumar is terminated after the first anniversary of the Effective Date, non-competition and non-solicitation covenants during the term of his employment and for 12 months following his termination.

The foregoing summary of the Kumar Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Kumar Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement.

10.2	Employment Agreement, dated May 16, 2019, between the Company and Raj Kumar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President — General Counsel and Secretary

Date: May 20, 2019

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